Exhibit 99

CONSOLIDATED BALANCE SHEETS

	June 30, 2018			December 31, 2017
	(Dollars in millions)
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
ASSETS
Current assets:
Cash and cash equivalents	$8,082	$–	$8,082	$7,059	$–	$7,059
Short–term investments	1,768	–	1,768	3,758	–	3,758
Accounts receivable – net	8,600	–	8,600	8,866	–	8,866
Inventories	4,792	–	4,792	4,613	–	4,613
Other current assets	1,537	–	1,537	1,706	–	1,706
Total current assets	24,779	–	24,779	26,002	–	26,002
Investments and long–term receivables	897	–	897	667	–	667
Property, plant and equipment – net	5,968	–	5,968	5,926	–	5,926
Goodwill	18,137	–	18,137	18,277	–	18,277
Other intangible assets – net	4,261	–	4,261	4,496	–	4,496
Insurance recoveries for asbestos related liabilities	409	65	474	411	68	479
Deferred income taxes	355	–	355	236	15	251
Other assets	5,054	–	5,054	3,372	–	3,372
Total assets	$59,860	$65	$59,925	$59,387	$83	$59,470
LIABILITIES
Current liabilities:
Accounts payable	$6,808	$–	$6,808	$6,584	$–	$6,584
Commercial paper and other short–term borrowings	4,447	–	4,447	3,958	–	3,958
Current maturities of long–term debt	133	–	133	1,351	–	1,351
Accrued liabilities	6,630	–	6,630	6,968	–	6,968
Total current liabilities	18,018	–	18,018	18,861	–	18,861
Long–term debt	12,504	–	12,504	12,573	–	12,573
Deferred income taxes	2,751	(245)	2,506	2,894	(230)	2,664
Postretirement benefit obligations other than pensions	497	–	497	512	–	512
Asbestos related liabilities	1,178	1,083	2,261	1,173	1,087	2,260
Other liabilities	7,134	–	7,134	5,930	–	5,930
Redeemable noncontrolling interest	5	–	5	5	–	5
SHAREOWNERS’ EQUITY
Capital – common stock issued	958	–	958	958	–	958
– additional paid–in capital	6,317	–	6,317	6,212	–	6,212
Common stock held in treasury, at cost	(17,557)	–	(17,557)	(15,914)	–	(15,914)
Accumulated other comprehensive loss	(2,222)	–	(2,222)	(2,235)	–	(2,235)
Retained earnings	30,104	(773)	29,331	28,255	(774)	27,481
Total Honeywell shareowners’ equity	17,600	(773)	16,827	17,276	(774)	16,502
Noncontrolling interest	173	–	173	163	–	163
Total shareowners’ equity	17,773	(773)	17,000	17,439	(774)	16,665
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$59,860	$65	$59,925	$59,387	$83	$59,470

Selected Financial Data

The details of the selected financial data revisions for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:

	Years Ended December 31,
	(Dollars in millions, except per share amounts)
	2017	2016	2015	2014	2013
As Reported
Net income attributable to Honeywell	$1,655	$4,809	$4,768	$4,239	$3,924
Earnings per share of common stock—basic	$2.17	$6.29	$6.11	$5.40	$4.99
Earnings per share of common stock—assuming dilution	$2.14	$6.20	$6.04	$5.33	$4.92
As Revised
Net income attributable to Honeywell	$1,545	$4,812	$4,771	$4,262	$3,922
Earnings per share of common stock—basic	$2.03	$6.30	$6.12	$5.43	$4.99
Earnings per share of common stock—assuming dilution	$2.00	$6.21	$6.04	$5.36	$4.92

There was no impact to net sales or to cash flows from operating, investing or financing activities as a result of the revisions for the years ended December 31, 2017, 2016, 2015, 2014 and 2013.

Unaudited Quarterly Financial Information

The details of the unaudited quarterly financial information revisions for the quarters of 2018, 2017 and 2016 are as follows:

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in millions, except per share amounts)
As Reported
Net income (loss) attributable to Honeywell	$1,267	$1,438	$(2,411)	$1,348	$1,392	$1,326	$1,034	$1,240	$1,319	$1,216
Earnings (loss) per share of common stock—basic	$1.70	$1.92	$(3.18)	$1.77	$1.82	$1.74	$1.36	$1.62	$1.73	$1.58
Earnings (loss) per share of common stock—assuming dilution	$1.68	$1.89	$(3.18)	$1.75	$1.80	$1.71	$1.34	$1.60	$1.70	$1.56
As Revised
Net income (loss) attributable to Honeywell	$1,267	$1,439	$(2,519)	$1,345	$1,391	$1,328	$1,029	$1,250	$1,318	$1,215
Earnings (loss) per share of common stock—basic	$1.70	$1.92	$(3.32)	$1.76	$1.82	$1.74	$1.35	$1.64	$1.73	$1.58
Earnings (loss) per share of common stock—assuming dilution	$1.68	$1.89	$(3.32)	$1.74	$1.80	$1.72	$1.33	$1.61	$1.70	$1.56

There was no impact to net sales or to cash flows from operating, investing or financing activities as a result of the revisions in the three months ended March 31 and June 30, 2018 or the three months ended March 31, June 30, September 30 and December 31, 2017 and 2016.

The following information presents certain illustrative disclosures regarding the Company’s revised Bendix-related asbestos claims liability information which will be reflected in the Company’s future filings.

Asbestos Matters

The Company has revised its method for reasonably estimating its liability for unasserted Bendix asbestos-related claims by considering the epidemiological projections through 2059 of future incidence of Bendix asbestos-related disease. Using this method, the Company’s Bendix asbestos-related liability is estimated to be $1,693 million as of June 30, 2018. This is $1,083 million higher than the Company’s prior estimation which applied a five-year horizon when estimating the liability for unasserted Bendix asbestos-related claims. The Bendix asbestos-related insurance assets are estimated to be $187 million as of June 30, 2018, which is $65 million higher than the Company’s prior estimate.

The following tables summarize information concerning Bendix asbestos related balances:

Asbestos Related Liabilities

	Bendix
	(in millions)
	As Reported	Adjustment	As Revised
December 31, 2017	$616	$1,087	$1,703
Accrual for update to estimated liability	92	(4)	88
Asbestos related liability payments	(98)	–	(98)
June 30, 2018	$610	$1,083	$1,693

Insurance Recoveries for Asbestos Related Liabilities

	Bendix
	(in millions)
	As Reported	Adjustment	As Revised
December 31, 2017	$123	$68	$191
Probable insurance recoveries related to estimated liability	12	(3)	9
Insurance receipts for asbestos related liabilities	(13)	–	(13)
June 30, 2018	$122	$65	$187

Bendix Products— The following tables present information regarding Bendix related asbestos claims activity, which did not change due to the Company’s revision:

	Six Months Ended June 30,	Years Ended December 31,
	2018	2017	2016
Claims Activity
Claims unresolved at the beginning of period	6,280	7,724	7,779
Claims filed	1,210	2,645	2,830
Claims resolved	(1,377)	(4,089)	(2,885)
Claims unresolved at the end of period	6,113	6,280	7,724

	June 30,	December 31,
	2018	2017	2016
Disease Distribution of Unresolved Claims
Mesothelioma and other cancer claims	2,876	3,062	3,490
Nonmalignant claims	3,237	3,218	4,234
Total claims	6,113	6,280	7,724

Honeywell has experienced average resolution values per claim excluding legal costs as follows:

	Years Ended December 31,
	2017	2016	2015	2014	2013
	(in whole dollars)
Malignant claims	$56,000	$44,000	$44,000	$53,500	$51,000
Nonmalignant claims	$2,800	$4,485	$100	$120	$850

It is not possible to predict whether resolution values for Bendix-related asbestos claims will increase, decrease or stabilize in the future.

Our consolidated financial statements reflect an estimated liability for resolution of pending (claims actually filed as of the financial statement date) and unasserted Bendix-related asbestos claims. We have valued Bendix pending and unasserted claims using average resolution values for the previous five years. We update the resolution values used to estimate the cost of Bendix pending and unasserted claims during the fourth quarter of each year.

Honeywell now reflects the inclusion of all years through 2059 rather than a subset of future years when estimating the liability for unasserted Bendix-related asbestos claims. Such estimated cost of unasserted Bendix-related asbestos claims is based on historic claims filing experience and dismissal rates, disease classifications, and resolution values in the tort system for the previous five years.

Our insurance receivable corresponding to the liability for settlement of pending and unasserted Bendix-related asbestos claims reflects coverage which is provided by a large number of insurance policies written by dozens of insurance companies in both the domestic insurance market and the London excess market. Based on our ongoing analysis of the probable insurance recovery, insurance receivables are recorded in our Consolidated Financial Statements simultaneous with the recording of the estimated liability for the underlying asbestos claims. This determination is based on our analysis of the underlying insurance policies, our historical experience with our insurers, our ongoing review of the solvency of our insurers, judicial determinations relevant to insurance programs, and our consideration of the impacts of any settlements reached with our insurers.

NARCO and Bendix asbestos related balances are included in the following balance sheet accounts:

	June 30, 2018			December 31, 2017
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
	(Dollars in millions)			(Dollars in millions)
Other current assets	$24	$—	$24	$24	$—	$24
Insurance recoveries for asbestos related liabilities	409	65	474	411	68	479
	$433	$65	$498	$435	$68	$503

Accrued liabilities	$350	$—	$350	$350	$—	$350
Asbestos related liabilities	1,178	1,083	2,261	1,173	1,087	2,260
	$1,528	$1,083	$2,611	$1,523	$1,087	$2,610

The following information presents a revision to the non-gaap reconciliation as it was previously reported in the Company’s press release dated January 26, 2018.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Separation Costs and Impacts from 4Q17 U.S. Tax Legislation Charge (Unaudited)

	Twelve Months Ended December 31, 2017(a)	Twelve Months Ended December 31, 2017(a)
	As Reported	As Revised
Earnings per share of common stock - assuming dilution (EPS)	$2.14	$2.00
Pension mark-to-market expense	0.09	0.09
Separation costs	0.02	0.02
Impacts from 4Q17 U.S. tax legislation charge	4.86	5.04
EPS, excluding pension mark-to-market expense, separation costs, and impacts from 4Q17 U.S. tax legislation charge	$7.11	$7.15

(a)	Utilizes weighted average shares of approximately 772.1 million for full year. Pension mark-to-market expense uses a blended tax rate of 23%.

We believe earnings per share, excluding pension mark-to-market expense, separation costs and impacts from 4Q17 U.S. tax legislation charge is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.